FOR IMMEDIATE RELEASE

Workiva Announces Third Quarter 2018 Financial Results
Q3 Subscription and Support Revenue of $51.3 million, Up 18.7% from Q3 2017
Q3 Total Revenue of $60.9 million, Up 16.9% from Q3 2017

AMES, Iowa - November 7, 2018 -- Workiva Inc. (NYSE: WK), a leader in data collaboration, reporting and compliance solutions, today announced financial results for its third quarter ended September 30, 2018.
“We posted strong results in the third quarter of 2018, highlighted by an 18.7% increase in subscription and support revenue,” said Marty Vanderploeg, President and Chief Executive Officer of Workiva. “Operating margin improved significantly in the quarter, and we outperformed our guidance for revenue, operating loss and loss per share."

“With our continual release of new Wdesk capabilities, international market expansion, new use cases and a growing partner ecosystem, we are optimistic about the role we will continue to play in automating and modernizing a wide range of finance, accounting, risk, compliance and management reporting processes,” said Vanderploeg.

"Companies spend millions of dollars on ERP systems but still rely heavily on manual processes to analyze and report performance data. The limitations of these manual processes are driving the need for financial transformation in the office of the CFO,” said Vanderploeg. "The next generation of Wdesk is designed to enable financial transformation by providing end-to-end data assurance throughout the entire reporting process."

Third Quarter 2018 Financial Highlights
• Revenue: Total revenue for the third quarter of 2018 reached $60.9 million, an increase of 16.9% from $52.1 million in the third quarter of 2017. Subscription and support revenue contributed $51.3 million, up 18.7% versus the third quarter of 2017. Professional services revenue was $9.6 million, an increase of 8.1% compared to the same quarter in the prior year.
• Gross Profit: GAAP gross profit for the third quarter of 2018 was $45.2 million compared with $36.4 million in the same quarter of 2017. GAAP gross margin was 74.2% versus 69.9% in the third quarter of 2017. Non-GAAP gross profit for the third quarter of 2018 was $45.5 million, an increase of 23.9% compared with the prior year's third quarter, and non-GAAP gross margin was 74.8% compared to 70.6% in the third quarter of 2017.
• Loss from Operations: GAAP loss from operations for the third quarter of 2018 was $10.7 million compared with a loss of $13.8 million in the prior year's third quarter. Non-GAAP loss from operations was $3.8 million, compared with non-GAAP loss from operations of $9.1 million in the third quarter of 2017. Adoption of ASC 606 caused loss from operations to be $1.3 million less for the third quarter of 2018 than what would have been recognized under the legacy standard.
• Net Loss: GAAP net loss for the third quarter of 2018 was $11.0 million compared with a net loss of $14.1 million for the prior year's third quarter. GAAP net loss per basic and diluted share was $0.25 compared with a net loss per basic and diluted share of $0.34 in the third quarter of 2017.
• Non-GAAP net loss for the third quarter of 2018 was $4.0 million compared with a net loss of $9.4 million in the prior year's third quarter. Non-GAAP net loss per basic and diluted share was $0.09 compared with a net loss per basic and diluted share of $0.23 in the third quarter of 2017.

Key Metrics
• Customers: Workiva had 3,289 customers as of September 30, 2018, a net increase of 298 customers from September 30, 2017.
• Revenue Retention Rate: As of September 30, 2018, Workiva's revenue retention rate (excluding add-on revenue) was 95.9%, and the revenue retention rate including add-on revenue was 104.7%. Add-on revenue includes changes for existing customers in new solutions, new seats and pricing. Revenue retention rates are calculated using the legacy accounting standard ASC 605. Revenue retention rates will be calculated using ASC 606 when comparable data becomes available.
• Large Contracts: As of September 30, 2018, Workiva had 398 customers with an annual contract value (ACV) of more than $100,000, up 31.8% from 302 customers at September 30, 2017. Workiva had 173 customers with an ACV of more than $150,000, up 32.1% from 131 customers in the third quarter of last year.

Financial Outlook
As of November 7, 2018, Workiva is providing guidance for its fourth quarter and full year 2018 as follows:
Fourth Quarter 2018 Guidance:
• Total revenue is expected to be in the range of $62.4 million to $62.8 million.
• GAAP loss from operations is expected to be in the range of $11.5 million to $11.9 million.
• Non-GAAP loss from operations is expected to be in the range of $4.3 million to $4.7 million.
• GAAP net loss per basic and diluted share is expected to be in the range of $0.26 to $0.27.
• Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.10 to $0.11.
• Net loss per basic and diluted share is based on 44.6 million weighted-average shares outstanding.
 Full Year 2018 Guidance:
• Total revenue is expected to be in the range of $242.3 million to $242.7 million.
• GAAP loss from operations is expected to be in the range of $53.5 million to $53.9 million.
• Non-GAAP loss from operations is expected to be in the range of $17.1 million to $17.5 million.
• GAAP net loss per basic and diluted share is expected to be in the range of $1.24 to $1.25.
• Non-GAAP net loss per basic and diluted share is expected to be in the range of $0.40 to $0.41.
• Net loss per basic and diluted share is based on 43.7 million weighted-average shares outstanding.

Quarterly Conference Call
Workiva will host a conference call today at 5:00 p.m. ET to review the Company’s financial results for the third quarter 2018, in addition to discussing the Company’s outlook for the fourth quarter and full year 2018. To access this call, dial 866-393-4306 (domestic) or 734-385-2616 (international). The conference ID is 4170638. A live webcast of the conference call will be accessible in the “Investor Relations” section of Workiva’s website at www.workiva.com. A replay of this conference call can also be accessed through November 14, 2018 at 855-859-2056 (domestic) or 404-537-3406 (international). The replay pass code is 4170638. An archived webcast of this conference call will also be available an hour after the completion of the call in the “Investor Relations” section of the Company’s website at www.workiva.com.
About Workiva
Workiva delivers Wdesk, a leading enterprise cloud platform for data collaboration, reporting and compliance that is used by thousands of organizations worldwide, including over 75 percent of the Fortune 500®. Companies of all sizes, state and local governments and educational institutions use Wdesk to help mitigate risk, improve productivity and gain confidence in their data-driven decisions. For more information about Workiva (NYSE:WK), please visit workiva.com.

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Non-GAAP Financial Measures
The non-GAAP adjustments referenced herein relate to the exclusion of stock-based compensation and CEO separation expense. A reconciliation of GAAP to non-GAAP historical financial measures has been provided in Table I at the end of this press release. A reconciliation of GAAP to non-GAAP guidance has been provided in Table II at the end of this press release.

Workiva believes that the use of non-GAAP gross profit and gross margin, non-GAAP loss from operations, non-GAAP net loss and non-GAAP net loss per share is helpful to its investors. These measures, which are referred to as non-GAAP financial measures, are not prepared in accordance with generally accepted accounting principles in the United States, or GAAP. Non-GAAP gross profit is calculated by excluding stock-based compensation expense attributable to cost of revenues from gross profit. Non-GAAP gross margin is the ratio calculated by dividing non-GAAP gross profit by revenues. Non-GAAP loss from operations is calculated by excluding stock-based compensation expense and CEO separation expense from loss from operations. Non-GAAP net loss is calculated by excluding stock-based compensation expense, net of tax, and CEO separation expense from net loss. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by the weighted- average shares outstanding as presented in the calculation of GAAP net loss per share. Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company’s non-cash expenses, Workiva believes that providing non-GAAP financial measures that exclude stock-based compensation expense allows for more meaningful comparisons between its operating results from period to period. Because of the non-recurring nature of CEO separation expense, Workiva believes this expense is not representative of ongoing operating costs. Workiva’s management excludes CEO separation expense when evaluating its ongoing performance and/or predicting its operating trends and believes that its investors should have access to the same set of tools that we use in analyzing results. Workiva’s management uses these non-GAAP financial measures as tools for financial and operational decision making and for evaluating Workiva’s own operating results over different periods of time.

Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in Workiva’s industry, as other companies in the industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on Workiva’s reported financial results. Further, stock-based compensation expense has been and will continue to be for the foreseeable future a significant recurring expense in Workiva’s business and an important part of the compensation provided to its employees. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Investors should review the reconciliation of non-GAAP financial measures to the comparable GAAP financial measures included below, and not rely on any single financial measure to evaluate Workiva’s business.

Safe Harbor Statement
Certain statements in this press release are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company’s future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company’s expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “outlook,” “guidance” or the negative of those terms or other comparable terminology.

Please see the Company’s documents filed or to be filed with the Securities and Exchange Commission, including the Company’s annual reports filed on Form 10-K and quarterly reports on Form 10-Q, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this report. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
###

Investor Contact:	Media Contact:
Adam Rogers	Kevin McCarthy
Workiva Inc.	Workiva Inc.
investor@workiva.com	press@workiva.com
(515) 663-4493	(515) 663-4471

WORKIVA INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except share and per share amounts)
	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Revenue
Subscription and support	$51,306	$43,214	$146,613	$123,734
Professional services	9,567	8,854	33,296	29,629
Total revenue	60,873	52,068	179,909	153,363
Cost of revenue
Subscription and support (1)	8,139	8,472	25,578	23,867
Professional services (1)	7,520	7,180	22,888	20,289
Total cost of revenue	15,659	15,652	48,466	44,156
Gross profit	45,214	36,416	131,443	109,207
Operating expenses
Research and development (1)	19,984	17,527	60,829	49,302
Sales and marketing (1)	24,068	23,712	67,326	62,212
General and administrative (1)	11,864	8,959	45,286	27,323
Total operating expenses	55,916	50,198	173,441	138,837
Loss from operations	(10,702)	(13,782)	(41,998)	(29,630)
Interest expense	(448)	(464)	(1,347)	(1,394)
Other income, net	203	198	1,038	986
Loss before provision for income taxes	(10,947)	(14,048)	(42,307)	(30,038)
Provision for income taxes	17	25	43	67
Net loss	$(10,964)	$(14,073)	$(42,350)	$(30,105)
Net loss per common share:
Basic and diluted	$(0.25)	$(0.34)	$(0.98)	$(0.73)
Weighted-average common shares outstanding - basic and diluted	43,973,428	41,815,139	43,359,939	41,453,736

(1) Includes stock-based compensation expense as follows:

	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Cost of revenue
Subscription and support	$161	$204	$560	$522
Professional services	153	129	449	329
Operating expenses
Research and development	1,624	601	4,140	1,566
Sales and marketing	1,397	788	3,950	2,141
General and administrative	3,614	2,942	14,220	8,642

WORKIVA INC. CONSOLIDATED BALANCE SHEETS (in thousands)
	September 30, 2018	December 31, 2017
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$71,843	$60,333
Marketable securities	25,145	16,364
Accounts receivable, net	40,697	28,800
Deferred commissions	5,887	2,376
Other receivables	1,392	975
Prepaid expenses	5,727	6,444
Total current assets	150,691	115,292
Property and equipment, net	39,759	40,444
Deferred commissions, non-current	7,368	—
Intangible assets, net	1,216	1,118
Other assets	1,414	861
Total assets	$200,448	$157,715
Liabilities and Stockholders’ Deficit
Current liabilities
Accounts payable	$5,053	$3,060
Accrued expenses and other current liabilities	34,146	20,212
Deferred revenue	128,435	104,684
Deferred government grant obligation	228	217
Current portion of capital lease and financing obligations	1,181	1,168
Total current liabilities	169,043	129,341
Deferred revenue, non-current	20,650	22,709
Deferred government grant obligation	81	278
Other long-term liabilities	5,428	3,896
Capital lease and financing obligations	17,533	18,425
Total liabilities	212,735	174,649
Stockholders’ deficit
Common stock	44	42
Additional paid-in-capital	286,888	248,289
Accumulated deficit	(299,306)	(265,337)
Accumulated other comprehensive income	87	72
Total stockholders’ deficit	(12,287)	(16,934)
Total liabilities and stockholders’ deficit	$200,448	$157,715

WORKIVA INC. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Cash flows from operating activities
Net loss	$(10,964)	$(14,073)	$(42,350)	$(30,105)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	1,133	854	2,881	2,612
Stock-based compensation expense	6,949	4,664	23,319	13,200
Provision for (recovery of) doubtful accounts	128	(691)	311	(259)
Realized gain on sale of available-for-sale securities, net	—	—	—	—
(Accretion) amortization of premiums and discounts on marketable securities, net	(66)	24	(63)	83
Recognition of deferred government grant obligation	—	(207)	(208)	(943)
Deferred income tax	(4)	—	(4)	—
Changes in assets and liabilities:
Accounts receivable	(1,691)	(757)	4,615	(1,299)
Deferred commissions	(1,939)	(179)	(5,608)	(330)
Other receivables	(591)	468	(416)	443
Prepaid expenses	2,501	5,123	712	3,097
Other assets	(389)	(87)	(557)	(74)
Accounts payable	616	669	1,999	1,008
Deferred revenue	8,630	5,904	15,032	24,398
Accrued expenses and other liabilities	3,269	3,474	7,156	(83)
Net cash provided by operating activities	7,582	5,186	6,819	11,748
Cash flows from investing activities
Purchase of property and equipment	(523)	(987)	(742)	(1,134)
Purchase of marketable securities	(6,441)	(5,017)	(17,724)	(11,367)
Maturities of marketable securities	4,600	2,830	9,000	7,681
Purchase of intangible assets	(46)	(55)	(174)	(144)
Net cash used in investing activities	(2,410)	(3,229)	(9,640)	(4,964)

WORKIVA INC. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (in thousands)
	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Cash flows from financing activities
Proceeds from option exercises	7,534	1,154	13,927	6,669
Taxes paid related to net share settlements of stock-based compensation awards	—	—	(1,861)	(936)
Proceeds from shares issued in connection with employee stock purchase plan	1,846	—	3,216	—
Repayment of other long-term debt	—	(53)	—	(73)
Principal payments on capital lease and financing obligations	(287)	(348)	(879)	(1,135)
Proceeds from government grants	—	—	22	22
Payments of issuance costs on line of credit	—	(71)	—	(81)
Net cash provided by financing activities	9,093	682	14,425	4,466
Effect of foreign exchange rates on cash	83	93	(94)	187
Net increase in cash and cash equivalents	14,348	2,732	11,510	11,437
Cash and cash equivalents at beginning of period	57,495	59,986	60,333	51,281
Cash and cash equivalents at end of period	$71,843	$62,718	$71,843	$62,718

TABLE I WORKIVA INC. RECONCILIATION OF NON-GAAP INFORMATION (in thousands, except share and per share)
	Three months ended September 30,		Nine months ended September 30,
	2018	2017	2018	2017
Gross profit, subscription and support	$43,167	$34,742	$121,035	$99,867
Add back: Stock-based compensation	161	204	560	522
Gross profit, subscription and support, non-GAAP	$43,328	$34,946	$121,595	$100,389
As a percentage of subscription and support revenue, non-GAAP	84.5%	80.9%	82.9%	81.1%

Gross profit, professional services	$2,047	$1,674	$10,408	$9,340
Add back: Stock-based compensation	153	129	449	329
Gross profit, professional services, non-GAAP	$2,200	$1,803	$10,857	$9,669
As a percentage of professional services revenue, non-GAAP	23.0%	20.4%	32.6%	32.6%

Gross profit	$45,214	$36,416	$131,443	$109,207
Add back: Stock-based compensation	314	333	1,009	851
Gross profit, non-GAAP	$45,528	$36,749	$132,452	$110,058
As percentage of revenue, non-GAAP	74.8%	70.6%	73.6%	71.8%

Research and development	$19,984	$17,527	$60,829	$49,302
Less: Stock-based compensation	1,624	601	4,140	1,566
Research and development, non-GAAP	$18,360	$16,926	$56,689	$47,736
As percentage of revenue, non-GAAP	30.2%	32.5%	31.5%	31.1%

Sales and marketing	$24,068	$23,712	$67,326	$62,212
Less: Stock-based compensation	1,397	788	3,950	2,141
Sales and marketing, non-GAAP	$22,671	$22,924	$63,376	$60,071
As percentage of revenue, non-GAAP	37.2%	44.0%	35.2%	39.2%

General and administrative	$11,864	$8,959	$45,286	$27,323
Less: Stock-based compensation	3,614	2,942	10,599	8,642
Less: CEO separation expense(1)	—	—	9,527	—
General and administrative, non-GAAP	$8,250	$6,017	$25,160	$18,681
As percentage of revenue, non-GAAP	13.6%	11.6%	14.0%	12.2%

Loss from operations	$(10,702)	$(13,782)	$(41,998)	$(29,630)
Add back: Stock-based compensation	6,949	4,664	19,698	13,200
Add back: CEO separation expense(1)	—	—	9,527	—
Loss from operations, non-GAAP	$(3,753)	$(9,118)	$(12,773)	$(16,430)
As percentage of revenue, non-GAAP	(6.2)%	(17.5)%	(7.1)%	(10.7)%

Net loss	$(10,964)	$(14,073)	$(42,350)	$(30,105)
Add back: Stock-based compensation	6,949	4,664	19,698	13,200

Add back: CEO separation expense(1)	—	—	9,527	—
Net loss, non-GAAP	$(4,015)	$(9,409)	$(13,125)	$(16,905)
As percentage of revenue, non-GAAP	(6.6)%	(18.1)%	(7.3)%	(11.0)%

Net loss per basic and diluted share:	$(0.25)	$(0.34)	$(0.98)	$(0.73)
Add back: Stock-based compensation	0.16	0.11	0.46	0.32
Add back: CEO separation expense(1)	—	—	0.22	—
Net loss per basic and diluted share, non-GAAP	$(0.09)	$(0.23)	$(0.30)	$(0.41)
Weighted-average common shares outstanding - basic and diluted, non-GAAP	43,973,428	41,815,139	43,359,939	41,453,736

(1) CEO separation expense in the nine months ended September 30, 2018 includes stock-based compensation of $3.6 million related to the acceleration of eligible stock awards and separation payment expense of $5.9 million pursuant to the former CEO’s employment agreement. Included as separation payment expense are cash payments made in excess of the related bonus accrual recorded through the date of separation.

TABLE II WORKIVA INC. RECONCILIATION OF NON-GAAP GUIDANCE (in thousands, except share and per share data)
	Three months ending December 31, 2018			Year ending December 31, 2018

Loss from operations, GAAP range	$(11,500)	-	$(11,900)	$(53,500)	-	$(53,900)
Add back: Stock-based compensation	7,200		7,200	26,873		26,873
Add back: CEO separation expense(1)	—		—	9,527		9,527
Loss from operations, non-GAAP range	$(4,300)	-	$(4,700)	$(17,100)	-	$(17,500)

Net loss per share, GAAP range	$(0.26)	-	$(0.27)	$(1.24)	-	$(1.25)
Add back: Stock-based compensation	0.16		0.16	0.62		0.62
Add back: CEO separation expense(1)	—		—	0.22		0.22
Net loss per share, non-GAAP range	$(0.10)	-	$(0.11)	$(0.40)	-	$(0.41)

Weighted-average common shares outstanding - basic and diluted	44,600,000		44,600,000	43,700,000		43,700,000

(1) CEO separation expense in the year ending December 31, 2018 includes stock-based compensation of $3.6 million related to the acceleration of eligible stock awards and separation payments of $5.9 million pursuant to the former CEO’s employment agreement. Included as separation payment expense are cash payments made in excess of the related bonus accrual recorded through the date of separation.